Exhibit 99.2

National Investment Managers Inc. and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)	(Audited)
	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash (includes restricted cash of $1,498 and $33,263)	$1,060,427	$274,956
Accounts receivable, net	4,825,909	5,142,395
Prepaid expenses and other current assets	964,809	879,596

Total current assets	6,851,145	6,296,947

Property and equipment, net	1,892,599	1,550,058

Other assets:
Goodwill	28,713,648	28,826,173
Customer lists/relationships, net	21,470,651	24,697,027
Other intangibles, net	2,488,783	4,258,586
Deferred financing costs	516,495	611,838

Total other assets	53,189,577	58,393,624

Total assets	$61,933,321	$66,240,629

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Revolving line of credit and short-term debt	$3,677,000	$2,500,000
Long-term debt, current portion	27,778,668	3,352,743
Accounts payable	1,418,664	1,602,125
Unearned revenue	4,398,159	4,331,108
Accrued expenses and other current liabilities	4,094,694	3,851,586

Total current liabilities	41,367,185	15,637,562

Long-term liabilities:
Long-term debt, less current portion	17,777	23,116,367
Preferred dividends payable	9,764,615	7,849,920
Derivative financial instruments	6,050	1,724,219
Deferred tax liability	4,142,303	5,589,839

Total long-term liabilities	13,930,745	38,280,345

Total liabilities	55,297,930	53,917,907

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized; 4,000,000 designated as Series A shares - 2,420,000 shares issued and outstanding as of December 31, 2010 and December 31, 2009 (liquidation preference $2,420,000 as of December 31, 2010 and December 31, 2009); 4,000,000 designated as Series B shares - 3,615,000 shares issued and outstanding as of December 31, 2010 and December 31, 2009 (liquidation preference $7,230,000 as of December 31, 2010 and December 31, 2009); 1,000,000 designated as Series C shares - 633,334 shares issued and outstanding as of December 31, 2010 and 770,834 shares issued and outstanding as of December 31 ,2009 (liquidation preference $7,600,008 as of December 31, 2010 and $9,250,008 as of December 31, 2009); 500,000 designated as Series D shares - 400,987 shares issued and outstanding as of December 31, 2010 and 409,500 shares issued and outstanding as of December 31, 2009 (liquidation preference $8,019,740 as of December 31, 2010 and $8,190,000 as of December 31, 2009); and 60,000 designated as Series E shares - 29,350 shares issued and outstanding as of December 31, 2010 and December 31, 2009 (liquidation preference $5,870,000 as of December 31, 2010 and December 31, 2009)
	7,099	7,245
Common stock, $.001 par value, 100,000,000 shares authorized, 41,476,929 shares issued and outstanding as of December 31, 2010 and 39,656,669 shares issued and outstanding as of December 31, 2009.	41,477	39,657
Additional paid-in capital	35,869,822	35,840,231
Accumulated deficit	(29,283,007)	(23,564,411)

Total stockholders' equity	6,635,391	12,322,722

Total liabilities and stockholders' equity	$61,933,321	$66,240,629

Certain amounts in the 2009 consolidated financial statements have been reclassified to conform to the current year presentation.

Exhibit 99.2

National Investment Managers Inc. and Subsidiaries
Consolidated Statements of Operations

	(Unaudited)	(Audited)
	Twelve Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2009

Revenues:	$44,526,191	$47,938,042

Operating expenses
Selling, general and administrative expenses	37,246,530	38,817,090
Depreciation and amortization	5,780,766	7,250,168
Stock-based compensation	31,265	433,126

Total operating expenses	43,058,561	46,500,384

Net operating income (loss)	1,467,630	1,437,658

Other income (expenses):
Change in fair value of derivative financial instruments	1,718,169	786,645
Interest expense	(6,588,681)	(4,593,641)
Debt and other restructuring charges	(1,751,131)	(60,000)
Interest, dividend and rental income	22,986	18,692

Total other income (expense), net	(6,598,657)	(3,848,304)

Net income (loss) before income tax benefit (expense)	(5,131,027)	(2,410,646)

Income tax benefit (expense)	1,327,126	1,934,390

Net income (loss) before preferred stock dividends	(3,803,901)	(476,256)

Less: Preferred stock dividends	(1,914,695)	(1,977,600)

Net income (loss) available to common stockholders	$(5,718,596)	$(2,453,856)

Net income (loss) per common share - basic and diluted	$(0.14)	$(0.06)

Weighted average common shares outstanding - basic and diluted	40,716,000	39,557,000

Certain amounts in the 2009 consolidated financial statements have been reclassified to conform to the current year presentation.

Exhibit 99.2

National Investment Managers Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	(Unaudited)	(Audited)
	Twelve Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net income (loss) before preferred stock dividends	$(3,803,901)	$(476,256)
Adjustments to reconcile net income (loss) before preferred stock dividends to net cash provided by (used in) operating activities:
Depreciation and amortization	5,780,766	7,250,168
Change in allowance for doubtful accounts	(66,960)	295,281
Noncash interest	4,470,664	1,995,717
Stock-based compensation	31,265	433,126
Deferred income tax benefit	(1,447,536)	(2,119,075)
Change in fair value of derivative financial instruments	(1,718,169)	(786,645)
Increase (decrease) in cash attributable to changes in operating assets and liabilities
Accounts receivable	383,446	(537,079)
Prepaid expenses and other current assets	(85,213)	371,567
Accounts payable	(183,461)	785,746
Unearned revenues	61,051	(1,208,328)
Accrued expenses and other current liabilities	92,544	(633,085)
Net cash provided by (used in) operating activities	3,514,496	5,371,137

Cash flows from investing activities:
Purchases of property and equipment	(1,239,127)	(1,237,883)
Acquisition of Alaska Pension Services	(26,259)	(40,200)
Acquisition of Lamoriello Entities	-	(50,810)
Acquisition of National Actuarial Pension Services, Inc.	-	(64,318)
Acquisition of the assets of Standard Retirement Services	(171,632)	(68,653)
Acquisition of Alan N. Kanter & Associates	(144,200)	(206,863)
Acquisition of REPTECH Corp	(12,954)	(190,514)
Acquisition of The Pension Group, Inc.	-	(1,355,380)
Acquisition of the assets of Custom K	-	(15,000)
Net cash provided by (used in) investing activities	(1,594,172)	(3,229,621)

Cash flows from financing activities:
Proceeds from revolving line of credit and short-term debt	1,237,000	3,404,908
Payments on long-term debt and notes	(1,634,853)	(4,510,305)
Payments on revolving line of credit and short-term debt	(500,000)	(1,232,900)
Payment of deferred financing costs	(237,000)	(59,709)
Net cash provided by (used in) financing activities	(1,134,853)	(2,398,006)

Net increase (decrease) in cash	785,471	(256,490)

Cash, beginning of period	274,956	531,446

Cash, end of period	$1,060,427	$274,956

Supplemental disclosure of cash flows information:
Cash paid during the period for interest	$2,045,964	$2,542,034

Cash paid during the period for taxes	$138,143	$252,808

Supplemental schedules of noncash investing and financing activites:
Accrued preferred dividends	$1,914,695	$1,977,600

Capitalization of accrued interest on secured term notes	$1,619,873	$435,893

Capitalization of deferred financing costs on secured term notes	$1,277,000	$177,500

Certain amounts in the 2009 consolidated financial statements have been reclassified to conform to the current year presentation.

Exhibit 99.2

	(Unaudited)		(Audited)
	Twelve Months Ended	% of	Twelve Months Ended	% of	$ Change	% Change
	December 31, 2010	Revenues	December 31, 2009	Revenues	2010 to 2009	2010 to 2009

Revenues	$44,526,191	100.0%	$47,938,042	100.0%	$(3,411,851)	-7.1%

Operating expenses:
Selling, general and administrative expenses	37,246,530	83.6%	38,817,090	81.0%	(1,570,560)	-4.0%
Depreciation and amortization	5,780,766	13.0%	7,250,168	15.1%	(1,469,402)	-20.3%
Stock-based compensation	31,265	0.1%	433,126	0.9%	(401,861)	-92.8%

Total operating expenses	43,058,561	96.7%	46,500,384	97.0%	(3,441,823)	-7.4%

Net operating income (loss)	1,467,630	3.3%	1,437,658	3.0%	29,972	2.1%

Other income (expenses):
Change in fair value of derivative financial instruments	1,718,169	3.9%	786,645	1.6%	931,524	118.4%
Interest expense	(6,588,681)	-14.9%	(4,593,641)	-9.5%	(1,995,040)	43.4%
Debt and other restructuring charges	(1,751,131)	-3.9%	(60,000)	-0.1%	(1,691,131)
Interest, dividend and rental income	22,986	0.1%	18,692	0.0%	4,294	23.0%

Total other expense, net	(6,598,657)	-14.8%	(3,848,304)	-8.0%	(2,750,353)	23.0%

Net income (loss) before income tax benefit (expense)	(5,131,027)	-11.5%	(2,410,646)	-5.0%	(2,720,381)	71.5%

Income tax benefit (expense)	1,327,126	3.0%	1,934,390	4.0%	(607,264)	112.8%

Net income (loss) before preferred stock dividends	(3,803,901)	-8.5%	(476,256)	-1.0%	(3,327,645)	-31.4%

Preferred stock dividends	(1,914,695)		(1,977,600)

Net income (loss) available to common stockholders	$(5,718,596)		$(2,453,856)

Certain amounts in the 2009 consolidated financial statements have been reclassified to conform to the current year presentation.

Revenues for the twelve months ended December 31, 2010 decreased $3,411,851 to $44,526,191 compared to the twelve months ended December 31, 2009. The decrease in revenues was due primarily to a decrease in revenue of $3,808,881 at our third party administration subsidiaries offset by an increase in revenue of $397,030 generated by the subsidiaries that provide financial planning, investment advisory and insurance products. Retirement plans are restated pursuant to The Economic Growth and Tax Relief Reconciliation Act (“EGTRRA”), an Internal Revenue Service cycle that generally requires restatement of retirement plan documents every six years. The decrease in revenue from our third party administration subsidiaries was the result of a decrease in these retirement plan document restatement fees of approximately $3,331,000 as the restatement cycle for defined contribution retirement plans came to an end on April 30, 2010. The decrease was partially offset by EGTRRA restatement fees on defined benefit retirement plans that began in the third quarter of 2010. The revenue for the twelve month period ended December 31, 2010, was generated from three sources; third party administration, $40,534,570; financial planning and investment advisory fees, $3,437,309; and insurance commissions, $554,312. The revenue for the twelve month period ended December 31, 2009, was generated from three sources; third party administration, $44,343,451; financial planning and investment advisory fees, $3,069,465; and insurance commissions, $525,126.

Operating expenses for the twelve months ended December 31, 2010 decreased $3,441,823 to $43,058,561 over the prior year's comparable twelve month period. As a percentage of revenue, operating expenses decreased to 96.7% for the twelve months ended December 31, 2010 as compared to 97.0% for the twelve months ended December 31, 2009.

Selling, general and administrative expenses for the twelve months ended December 31, 2010 decreased $1,570,560 to $37,246,530 over the prior year's comparable twelve month period. The decrease was the result of the Company’s efforts to enhance operating efficiencies and reduce operating costs.

As a percentage of revenue, selling, general and administrative expenses increased to 83.6% for the twelve months ended December 31, 2010 as compared to 81.0% for the twelve months ended December 31, 2009.

Depreciation and amortization for the twelve months ended December 31, 2010 decreased $1,469,402 to $5,780,766 over the prior year's comparable twelve month period primarily due to intangible assets from prior years’ acquisitions becoming fully amortized. As a percentage of revenue, depreciation and amortization decreased to 13.0% for the twelve months ended December 31, 2010 as compared to 15.1% for the twelve months ended December 31, 2009.

Exhibit 99.2

Stock-based compensation for the twelve months ended December 31, 2010 decreased $401,861 to $31,265 over the prior year's comparable twelve month period due primarily to 800,000 stock options issued in 2007 to the Chief Executive Officer as part of his November 30, 2007 employment agreement which were still vesting and thus being expensed through 2009, 200,000 stock options issued in 2008 to the President and Chief Operating Office as part of his April 2008 employment agreement, which became fully vested and expensed in first quarter 2009, as well as, 300,000 stock options issued in 2009 to the President and Chief Operating Officer as part of his April 2009 employment agreement and 150,000 stock options issued in 2009 to the Chief Financial Officer as part of his April 2009 employment agreement, both of which were fully expensed when issued in second quarter 2009. Additionally, 930,000 stock options, 465,000 of which were expensed immediately upon issuance, were issued in the third quarter of 2009 to various members of management and staff, of which 600,000 were granted to the Chief Executive Officer.  As a percentage of revenue, stock based compensation decreased to 0.1% for the twelve months ended December 31, 2010 as compared to 0.9% for the twelve months ended December 31, 2009.

Net other expense was $6,598,657 for the twelve months ended December 31, 2010 as compared to $3,848,304 for the twelve months ended December 31, 2009. The increase was due primarily to an increase in interest expense of $1,995,040 and an increase in debt and other restructuring charges of $1,691,131, offset by an increase in interest and rental income of $4,294 and an increase in the change of the fair value of the derivative financial instruments of $931,524. The change in the fair value of derivative financial instruments increased as a result of the Woodside Subordinated Senior Lenders agreeing to surrender the Subordinated Senior Warrants and relinquish their rights to the Fee Agreement. Interest expense increased as a result of an increase in amortization of debt discount resulting from the use of the effective interest rate method of amortization, additional borrowings plus an increase in the borrowing rate on the Revolving Line of Credit and additional borrowings on the Subordinated Senior Term Note resulting from the capitalization of interest plus a 3% increase in the borrowing rate on the Subordinated Senior Term Note from failing debt covenants at September 30, 2009. Debt and other restructuring charges increased as a result of fees incurred by the Company for failing debt covenants at September 30, 2009 and the resulting forbearance agreements.

Preferred stock dividends were $1,914,695 for the twelve months ended December 31, 2010 as compared to $1,977,600 for the twelve months ended December 31, 2009. The decrease was due to a conversion of 8,513 shares of Series D Convertible Preferred Stock into 170,260 shares of common stock during the first quarter of 2010 and a conversion of 137,500 shares of Series C Convertible Preferred Stock into 1,650,000 shares of common stock during the second quarter of 2010.